DFAN14A - Pinnacle Entertainment

First released to shareholders 4/29/15

UNITE HERE
275 7th Avenue
New York, NY 10001

For additional important information, please see our Proxy Statement, filed with the SEC on 4/14/15, available at:

http://www.sec.gov/Archives/edgar/data/356213/000103442615000036/pnkdefc14aedgar041615.htm

Strengthening rights, Preserving strategic alternatives

UNITE HERE: 2015 proxy solicitations at lodging REITs

UNITE HERE is improving corporate governance at lodging REITs

18 reforms to date; 12 further votes this year.

- Maryland Unsolicited Takeover Act
  - 7 lodging REITs opted out of provisions allowing board classification (2 also opted out of other statutes)
- Company-specific provisions to date:
  - Board declassification (2)
  - Majority vote standard for directors/ improved director resignation policy (4)
  - Protect/establish right to initiate bylaw amendments (2)
  - Reducing supermajority voting standard (1)
  - Require shareholder approval of poison pill (1)

Why now?
Governance and the lodging cycle

During the last hotel cycle:

- Half listed lodging REITs taken private near peak, at average share price premium of 20%
- REITs that didn't sell lost share value, ability to pay dividends

Observers note that consolidation could reduce CG&A costs from redundant small hotel REITs

Pinnacle Proposals

Pinnacle is Preparing to Spin off a REIT

- Pinnacle plans to spin off the real estate assets underlying their casinos
- Our proposals seek to preserve current shareholder rights in any company spun-off by Pinnacle
- Our proposals pre-date the unsolicited offer by GLPI to buy Pinnacle's assets

Protecting Shareholder Rights in a Spun-off Company

Proposal #7 - 10 **preserve** the right of shareholders to:

- Amend the Bylaws (#7)
- Elect Directors Annually (#8)
- Call a Special Meeting (#9)
- Approve a Poison Pill (#10)

Proposal #11 gives shareholders the right to approve opting into state anti-takeover statutes.

- Maryland Unsolicited Takeover Act, for example

Strengthening the Right of Shareholders to Initiate Bylaw Amendments

Proposals #12 and #13 address the inability of shareholders to make permanent improvements to corporate governance:

- remove the ability of the Board to amend Bylaws without the approval of shareholders
- reduce supermajority thresholds for approving bylaw amendments